Calculation of Filing Fee Tables
S-8
TaskUs, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Class A Common Stock	Other	2,783,465	$ 10.70	$ 29,783,075.50	0.0001381	$ 4,113.04
Total Offering Amounts:						$ 29,783,075.50		$ 4,113.04
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 4,113.04
Offering Note
[1]	Covers shares of Class A Common Stock, par value $0.01 per share, of TaskUs, Inc. (the "Shares"), issuable under the TaskUs, Inc. 2021 Omnibus Incentive Plan (the "Plan") and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), an indeterminate amount of additional Shares that may become issuable under the Plan to prevent dilution resulting from stock splits, stock dividends or other similar transactions. The amount in the table above consists of: (i) 1,773,151 Shares that have become reserved for issuance as a result of the operation of the "evergreen" provision of the Plan; and (ii) 1,010,314 Shares issuable under the Plan, which amount is equal to the number of Shares previously issued under the Plan and registered on the Company's registration statement on Form S-8 (File No. 333-256996) and/or the Company's registration statement on Form S-8 (File No. 333-277805) and/or the Company's registration statement on Form S-8 (File No. 333-285608), which were filed with the Securities and Exchange Commission on June 10, 2021, March 8, 2024, and March 6, 2025, respectively, and available for issuance under the Plan as a result of expiration, cancellation, forfeiture, termination, or other settlement without issuance of Shares in respect of awards under the Plan. Estimated solely for calculating the registration fee, pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act. The amount of the registration fee is based on a price of $10.70 per share, which is the average of the high and low prices of the Shares as reported by The Nasdaq Stock Market LLC on March 2, 2026.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A